                                                                  Exhibit 10.116

                       FIRST AMENDMENT TO LOAN AGREEMENT


        THIS FIRST AMENDMENT TO LOAN AGREEMENT (the "First Amendment") is by and among FLEET NATIONAL BANK, a national bank having offices at One Federal Street, Boston, Massachusetts, (the "Lender") and SPECTRAN CORPORATION, a Delaware corporation with a principal place of business at 50 Hall Road, Sturbridge, Massachusetts ("SpecTran"), SPECTRAN SPECIALTY OPTICS COMPANY, a Delaware corporation with a principal place of business at 55 Darling Drive, Avon, Connecticut ("Optics"), APPLIED PHOTONIC DEVICES, INC., a Delaware corporation with a principal place of business at 50 Hall Road, Sturbridge, Massachusetts ("Photonic") and SPECTRAN COMMUNICATION FIBER TECHNOLOGIES, INC., a Delaware corporation with a principal place of business at 50 Hall Road, Sturbridge, Massachusetts ("Communication") (SpecTran, Optics, Photonic and Communication are sometimes collectively referred to herein as the "Borrowers").

        WHEREAS, the Lender and the Borrowers are parties to that certain Loan Agreement dated as of December 1, 1996 (the "Agreement"); and

        WHEREAS, the Lender and the Borrowers desire to amend the Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lender and the Borrowers hereby amend the Agreement as set forth hereinafter:

A.      AMENDMENTS TO AGREEMENT

1. Amend Section 1.3 of the Agreement by adding the following sentence to the end thereof:

The Borrowing Base will be reduced, dollar for dollar, to the extent the outstanding balance of the Revolving Note is paid down with the proceeds of "an Asset Disposition, the incurrence of Debt owing to any Person other than the Bank or a holder of the Notes, or the issuance of equity interests" as described in Section 10.8 of the Note Purchase Agreement.

2. Restate Section 1.4 of the Agreement as follows:

1.4 "Business Day" means any day on which  commercial  banks settle  payments in
(a) London if the payment obligation is calculated by reference to any LIBOR (as that term is defined in the Note) rate or (b) New York if the payment obligation is calculated by reference to the Prime Rate, subject to adjustment in accordance with Modified Following Business Day Convention. For purposes hereof "Modified Following Business Day Convention" means the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day to the date that will be the first following day that is a Business Day.

3. Amend Section 1.6 of the Agreement by deleting ", prior to January 1, 2000," from the first line.

4. Restate Section 1.13 of the Agreement as follows:

1.13 "Consolidated EBITDA Cumulative" means, Consolidated Operating Income minus income (based on the equity method of accounting in accordance with GAAP) derived from unconsolidated Subsidiaries or other Persons plus Consolidated Interest and consolidated taxes, depreciation and amortization computed on a rolling twelve (12) month basis in accordance with GAAP.

5. Amend Section 1.15 of the Agreement by changing the upper case "O" at the beginning of the word "Obligations" in subsections a, b, c, d, and e to a lower case "o".

6. Restate Section 1.25 of the Agreement as follows:

1.25 "Control Percentage" means prior to January 1, 2000, 30% and on and after January 1, 2000, 50%.

7. Restate Section 1.42 of the Agreement as follows:

1.42  "Revolving  Note" means the Revolving  Note  substantially  in the form of
Exhibit 1.42 attached to this Agreement, as amended by the First Amendment to Revolving Note dated as of September 30, 1998 and as it may be further amended, modified and/or restated from time to time.

8. Add a new Section 1.48 to the Agreement as follows:

1.48 "Accounts" and "Inventory" shall have the same respective meanings as are given to those terms in the Uniform Commercial Code as presently adopted and in effect in the Commonwealth of Massachusetts.

9. Add a new Section 1.49 to the Agreement as follows:

1.49 "Consolidated EBITDA" means Consolidated Operating Income minus income (based on the equity method of accounting in accordance with GAAP) derived from unconsolidated Subsidiaries or other Persons plus Consolidated Interest and consolidated taxes, depreciation and amortization computed for a particular fiscal quarterly period (i.e. for the fiscal quarterly periods ending March 31, June 30, September 30 and December 31).

10. Add a new Section 1.50 to the Agreement as follows:

1.50 "Consolidated Fixed Charge Coverage Ratio" means the ratio of Consolidated EBITDA Cumulative minus the sum of (i) cash taxes and (ii) Consolidated Capital Expenditures (excluding all Consolidated Capital Expenditures set forth in
Exhibit 1.50 attached hereto) to Consolidated Interest plus scheduled principal repayments all computed on a rolling twelve (12) month basis.

11. Amend Section 2.3 of the Agreement by deleting "December 31, 1999" from the second line and inserting April 1, 2000.

12. Restate Section 2.7 of the Agreement as follows:

2.7  The Commitment Fee and the Modification Fee.

        At the Closing, the Borrowers paid a commitment fee to the Lender in the amount of $50,000.00. Simultaneously with the execution of the First Amendment to Loan Agreement, the Lender shall charge the deposit account of the Borrowers identified in Exhibit 2.2 a modification fee in the amount of $150,000.00.

13. Add a new Section 2.8 to the Agreement as follows:

2.8     Payment Due Dates.

        The due dates of all payments required under this Agreement or under the Revolving Note are subject to adjustment in accordance with the Modified Following Business Day Convention.

14. Restate Section 6.1(b)(iv) of the Agreement as follows:

         (iv) Contemporaneously with the year-end financial report required by the foregoing paragraph (iii), a copy of the management letter issued to SpecTran by KPMG Peat Marwick or another certified public accountant selected by SpecTran and reasonably acceptable to the Lender (the Borrowers must require their certified public accountant to issue a management letter with the year-end fiscal report);

15. Restate Section 6.1(b)(v) of the Agreement as follows:

         (v) Contemporaneously with each quarterly and year-end financial report required by the foregoing paragraphs (ii) and (iii) and on each occasion that the Borrowers request an advance under the Loan that will result in the outstanding balance of the Revolving Note to be greater that $12,500,000.00, a certificate of the chief financial officer of SpecTran substantially in the form of Exhibit 6.1(b)(v) attached hereto stating that he has individually reviewed the provisions of this Agreement and that a review of the activities of the

Borrowers during such quarterly period, year or period through the end of the most recently reported month, as the case may be, has been made by him or under his supervision, with a view to determining whether the Borrowers have fulfilled all of their obligations under this Agreement, and that, to the best of his knowledge, the Borrowers have observed and performed each undertaking contained in this Agreement and are not in default in the observance or performance of any of the provisions hereof or, if the Borrowers shall be so in default, specifying all such defaults and events of which he may have knowledge;

16. Amend Section 6.1(b)(vi) of the Agreement by deleting the "and" at the end thereof.

17. Add a new Section 6.1(b)(viii) to the Agreement as follows:

               (viii) As soon as available,  but in any event within  forty-five
(45) days after the close of each quarter of each fiscal year (i.e. March 31, June 30, September 30 and December 31), in such form and detail as shall be satisfactory to the Lender, an aging as of the end of such quarter of all Accounts of the Borrowers certified by the chief financial officer of SpecTran to be complete and correct; and

18. Add a new Section 6.1(b)(ix) to the Agreement as follows:

               (ix) As soon as  available,  but in any event  within  forty-five
(45) days after the close of each quarter of each fiscal year (i.e. March 31, June 30, September 30 and December 31), in such form and detail as shall be satisfactory to the Lender, a listing as of the end of such quarter of all Inventory of the Borrowers certified by the chief financial officer of SpecTran to be complete and correct;

19. Delete Section 6.1(f)(i) of the Agreement and replace with the following:

               (i) a Consolidated  Fixed Charge Coverage Ratio of at least 1.25:
1.00 to be measured monthly and computed on a rolling twelve (12) month basis;

20. Restate Section 6.1(f)(ii) of the Agreement as follows:

               (ii) a Consolidated Tangible Net Worth of at least (i) $43,950,000.00 for the period from September 30, 1998 through December 30, 1998 and (ii) $48,000,000.00 at December 31, 1998; thereafter Consolidated Tangible Net Worth must increase (x) as of December 31 of each fiscal year by an amount equal to seventy-five percent (75%) of that fiscal year's Consolidated Net Income (to be added only if a positive number and no reduction for a negative number) and (y) after any Offering by an amount equal to the net proceeds of any such Offering; Consolidated Tangible Net Worth to be measured monthly;

21. Add a new Section 6.1(f)(iii) to the Agreement as follows:

               (iii) a Consolidated EBITDA of at least (i) $3,000,000.00 for the quarterly period ended September 30, 1998, (ii) $3,500,000.00 for the quarterly period ending December 31, 1998 and (iii) $2,700,000.00 for the quarterly period ending March 31, 1999, to be measured as of each of the above dates;

22. Add a new Section 6.1(f)(iv) to the Agreement as follows:

               (iv) a Consolidated EBITDA Cumulative of at least (i) $12,000,000.00 for the twelve (12) month periods ending June 30, 1999, July 31, 1999, and August 31, 1999 (ii) $13,000,000.00 for the twelve (12) month periods ending September 30, 1999, October 31, 1999, and November 30, 1999 and (iii) $14,500,000.00 for the twelve (12) month period ending December 31, 1999 and thereafter, to be measured monthly on a rolling twelve (12) month basis; and

23. Add a new Section 6.1(f)(v) to the Agreement as follows:

               (v) a Consolidated Net Income of at least $1.00 for each fiscal year to be measured as of December 31 of each fiscal year.

24. Amend Section 6.1(q) of the Agreement by deleting the "and" at the end thereof.

25. Amend Section 6.1(r) of the Agreement by deleting the period at the end thereof and adding "; and".

26.  Add a new Section 6.1(s) to the Agreement as follows:

        (s) The Borrowers will satisfy each of the conditions set forth on Schedule A (a copy of which is attached hereto) on or before January 15, 1999, such satisfaction to be determined by the Lender in its sole discretion.

27. Restate Section 6.2(p)(i) of the Agreement as follows:

               (i) the Consolidated Leverage Ratio to exceed 1.15:1.00 through September 30, 1999 and 1.00:1.00 thereafter, to be measured monthly;

28. Restate Section 6.2(p)(ii) of the Agreement as follows:

               (ii) the ratio of Consolidated Indebtedness to Consolidated EBITDA Cumulative to exceed (i) 3.75:1.00 from September 30, 1998 through June 29, 1999, (ii) 3.00:1.00 from June 30, 1999 through December 30, 1999 and (iii)
2.75:1.00 at December 31, 1999 and thereafter, to be measured on a rolling twelve (12) month basis;

29. Amend Section 6.2(o) of the Agreement by deleting the "and" at the end thereof.

30. Add a new Section 6.2(q) to the Agreement as follows:

        (q) SpecTran will not declare or pay any dividends, or make any other payment or distribution on account of its capital stock;

31. Add a new Section 6.2(r) to the Agreement as follows:

        (r) No Borrower will make any prepayment of any Consolidated Indebtedness (other than scheduled, mandatory prepayments under the Note Purchase Agreements, as amended), except the Obligations or enter into or modify any agreement as a result of which the terms of payment of any of the Consolidated Indebtedness are waived or modified;

32. Add a new Section 6.2(s) to the Agreement as follows:

        (s) No Borrower will make any payment with respect to Consolidated Indebtedness, except the Obligations, after the occurrence of an Event of Default;

33. Add a new Section 6.2(t) to the Agreement as follows:

        (t) SpecTran will not enter into any amendments of the Note Purchase Agreements without the prior written consent of the Lender.

34. Restate Section 8.3 of the Agreement as follows:

8.3      Lien, Set-off.

        The Borrowers and any guarantor hereby grant to the Lender, a lien, security interest and right of setoff as security for the Obligations, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Lender or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. At any time, without demand or notice, the Lender may set off the same or any part thereof and apply the same to any of the Obligations even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWERS OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

35. Restate Section 10.8(b) of the Agreement as follows:

(b)     Fleet National Bank
        Attention:  John F. Lynch, V.P.
        One Federal Street
        Boston, MA 02110-2010

36. Restate Section 10.10 of the Agreement as follows:

10.10    Participations.

         The Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrowers (the Lender will endeavor to deliver notice to the Borrowers after any such participation), to grant to one or more banks or other financial institutions (each a "Participant") a participating interest in the Lender's obligation to lend hereunder and the Loan held by the Lender hereunder. In the event of any such grant by the Lender of a participating interest to a Participant, whether or not upon notice to the Borrowers, the Lender shall remain responsible for the performance of its obligations hereunder and the Borrowers shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations hereunder. The Lender may furnish any information concerning the Borrowers in its possession from time to time to prospective assignees and Participants, provided that the Lender shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information.

37. Add a new Section 10.17 to the Agreement as follows:

10.17    Pledge to the Federal Reserve.

        The Lender may at any time pledge all or any portion of its rights under the Agreement, the Revolving Note and the Collateral Documents to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Lender from its obligations under such documents.

38. Add a new Section 10.18 to the Agreement as follows:

10.18    Usury Laws.

         All agreements among the Borrowers and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Obligations or otherwise, shall the amount paid or agreed to be paid to the Lender for the use or the forbearance of the Obligations exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then the Obligations shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrowers and the Lender in the execution, delivery and acceptance of the Revolving Note to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the loan documents at the time performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically by reduced to the limits of such validity , and if under or from circumstances whatsoever the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of principal balance of the Revolving Note and not to the payment of interest. This provision shall control every other provision of all agreements among the Borrowers and the Lender.

39. Add a new Section 10.19 to the Agreement as follows:

10.19    Payments.

         All payments shall be in lawful money of the United States in immediately available funds.

40. Add a new Section 10.20 to the Agreement as follows:

10.20    Sale to Third Party.

         The Lender shall have the unrestricted right at any time or from time to time, and without the Borrowers' consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and the Borrowers agree that they shall execute, or cause to be executed, such documents, including without limitation, amendments to the Agreement and to any other documents, instruments and agreements executed in connection herewith as the Lender shall deem necessary to effect the foregoing. In addition, at the request of the Lender and any such Assignee, the Borrowers shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Lender has retained any of its rights and obligations hereunder following such assignment to the Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by the Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by the Lender, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Lender pursuant to the assignment documentation between the Lender and such Assignee, and the Lender shall be released from its obligations hereunder and thereunder to a corresponding extent.

41. Add a new Section 10.21 to the Agreement as follows:

10.21    Application of Proceeds

         All proceeds received by the Lender hereunder, including without limitation, insurance proceeds, condemnation proceeds and proceeds received pursuant to the Lender's exercise of its rights hereunder may be applied to the Obligations in such order as determined by the Lender.

42. Add a new Section 10.22 to the Agreement as follows:

10.22    Replacement Documents.

         Upon receipt of an affidavit of any officer of the Lender as to the loss, theft, destruction or mutilation of the Agreement or any other document which is not a public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Agreement or other document, the Borrowers will issue, in lieu thereof, a replacement agreement or other document of like tenor.


B.  REPRESENTATIONS AND WARRANTIES

         The Borrowers represent and warrant to the Lender that:

               1.   The Borrowers are duly  organized,  validly  existing and in
                    good   standing  in  their   respective   jurisdictions   of
                    incorporation.

               2. The Borrowers have the power to enter into this First Amendment and to perform their obligations hereunder.

               3. This First Amendment has been duly authorized by all necessary action on the part of the Borrowers, and this First Amendment constitutes the legal, valid and binding obligation of each of the Borrowers enforceable against each Borrower in accordance with its terms, except as such enforceability may be limited by

                  (i)   applicable   bankruptcy,   insolvency,   reorganization,
moratorium or other similar laws affecting the enforcement of creditors' rights generally, and

                  (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4. Neither the execution or delivery by the Borrowers of this First Amendment nor the performance by the Borrowers of their obligations will:

                  (i) require the taking of any action or the giving of any consent or approval by, or the making or any registration or filing with, any Person other than such actions, consents, approvals, registrations and filings as have heretofore been taken, given or made (as the case may be);

                  (ii) violate any provision of any organizational documents of the Borrowers, or any provision of any law, rule, regulation, order or decree of any governmental authority applicable to the Borrowers; or

                  (iii) violate or constitute a default under any material agreement to which any Borrower is a party or by which the Borrowers' properties or assets are or may be bound, or will result in the creation or imposition of any lien on the properties or assets of the Borrowers.

     5. (i) Neither this First Amendment nor any certificate furnished in connection herewith nor any other document or statement furnished to the Lender in connection with the amendments contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading; and

                  (ii) There is no fact known to the Borrowers that has had or, so far as the Borrowers can now reasonably foresee, could reasonably be expected to have, a material adverse effect on the Borrowers that has not been publicly disclosed.

               6. Immediately after the effectiveness hereof and after giving effect hereto, there exists no Event of Default and the Borrowers have performed all of their obligations to be performed to date under the Agreement.

C.  SCOPE AND EFFECT OF FIRST AMENDMENT

     1. The terms of this First Amendment shall not operate as or constitute a waiver by the Lender, other otherwise prejudice any of the Lender's rights, remedies or powers under, the Agreement, or under applicable law. Except as expressly provided herein,

                (i) no terms or provisions of the Agreement are modified or changed by this First Amendment, and

               (ii) the terms and  provisions of the Agreement  continue in full force and effect.

2. The Borrowers hereby acknowledge, confirm, reaffirm and ratify all of their obligations and duties under the Agreement and all agreements related thereto. This First Amendment does not constitute an agreement or obligation by the Lender to give its consent to any future amendment of the Agreement or to any future transaction that would, absent consent of the Lender, constitute an Event of Default under the Agreement. This First Amendment shall not extinguish, terminate or impair any of the obligations of the Borrowers under the Agreement or any of the financing instruments. In addition, this First Amendment shall not release or impair the priority of any security interests or liens held by the Lender on any assets of the Borrowers. This First Amendment may not be contradicted by evidence of any actual or alleged prior, contemporaneous or subsequent understandings or agreements of the parties, written or oral, express or implied, other than a writing which expressly amends or supersedes this First Amendment or the Agreement. Upon the effectiveness of this First Amendment, each reference to the Agreement shall mean and be a reference to the Agreement as amended hereby.


D.  MISCELLANEOUS

        1. All capitalized terms used herein and not defined herein shall have the meanings ascribed in the Agreement.

        2. The Lender acknowledges and agrees that the payments due Lucent Technologies Inc. in connection with that certain Patent License Agreement effective as of October 1, 1998 will not be characterized as Consolidated Indebtedness for purposes of the Agreement.

        WITNESS, the execution hereof as an instrument under seal as of this 30th day of September, 1998.

                                                    SPECTRAN CORPORATION


____________________________               By:_____________________________
Witness                                          Its Duly Authorized Officer


                                                     SPECTRAN SPECIALTY OPTICS
                                                      COMPANY


____________________________               By:_____________________________
Witness                                          Its Duly Authorized Officer


                                                 APPLIED PHOTONIC DEVICES, INC.


____________________________               By:_____________________________
Witness                                          Its Duly Authorized Officer


                                                  SPECTRAN COMMUNICATION FIBER
                                                   TECHNOLOGIES, INC.


____________________________               By:_____________________________
Witness                                          Its Duly Authorized Officer


                                                         FLEET NATIONAL BANK


____________________________               By:____________________________
Witness                                          Its Duly Authorized Officer